As filed with the Securities and Exchange Commission on April 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Brigham Minerals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1311	83-1106283
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5914 W. Courtyard Drive, Suite 100 Austin, Texas 78730 (512) 220-6350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blake C. Williams

Chief Financial Officer

5914 W. Courtyard Drive, Suite 100

Austin, Texas 78730

(512) 220-6350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams Thomas G. Zentner Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	David J. Miller Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑    File No. 333-230373

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, par value $0.01 per share	1,150,000	$18.00	$20,700,000	$2,508.84

(1)

Represents only the additional number of shares of Class A common stock being registered and includes shares of Class A common stock issuable upon exercise of the underwriters’ option to purchase additional shares of Class A common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-230373).

(2)	Based upon the public offering price.
(3)

The registrant has previously paid $12,120 for the registration of $100,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on March 18, 2019 (File No. 333-230373) and $21,749.34 that was previously paid for the registration of an additional $179,450,000 of proposed maximum aggregate offering price in the filing of Amendment No. 2 to the Registration Statement on April 9, 2019 (File No. 333-230373).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed with respect to the registration of additional shares of Class A common stock of Brigham Minerals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-230373), initially filed by Brigham Minerals, Inc. with the Securities and Exchange Commission on March 18, 2019, as amended by Amendment No. 1 thereto filed on March 29, 2019 and Amendment No. 2 thereto filed on April 9, 2019, and which was declared effective on April 17, 2019, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-230373), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Exhibit Number	Description

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Cawley, Gillespie & Associates, Inc.

23.4	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 17, 2019.

BRIGHAM MINERALS, INC.

By:	/s/ Robert M. Roosa
Name:	Robert M. Roosa
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 17, 2019.

Signature	Title

* Ben M. Brigham	Executive Chairman

/s/ Robert M. Roosa Robert M. Roosa	Chief Executive Officer and Director (Principal Executive Officer)

* Blake C. Williams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Harold D. Carter	Director

* John Holland	Director

* W. Howard Keenan, Jr.	Director

* James R. Levy	Director

* Richard Stoneburner	Director

* John R. Sult	Director

* Robert M. Roosa hereby signs this Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on April 17, 2019, pursuant to powers of attorney previously included in the Registration Statement on Form S-1 (File No. 333-230373) of Brigham Minerals, Inc. filed on March 18, 2019 with the Securities and Exchange Commission.

By:	/s/ Robert M. Roosa
Robert M. Roosa
Attorney-in-fact

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